EXHIBIT 99.1

Salona Global Announces Closing of Acquisition; Provides Update on Large Acquisition;
Highlights for the Quarter Ending August 30, 2022 (Q2)

SAN DIEGO, September 26, 2022 (GLOBE NEWSWIRE) -- Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD) announced today that it closed on its previously announced acquisition of DaMar Plastics Inc. ("DaMar"), a plastics manufacturing business. The Company also provided an update on the progress of the previously announced large potential acquisition ("Large Potential Acquisition") candidate.  Together, the deals, in the event the second acquisition closes, are expected to grow SGMD's annual revenue run rate by nearly 80%. Additionally, the company announced highlights of its second quarter, ending August 30, 2022.  Finally, Luke Faulstick has been appointed as an Executive Director to the Company's Board of Directors.

Closing of the DaMar Plastics Acquisition:

The Company successfully closed its acquisition of DaMar on September 23, 2022, initially announced by the Company on June 7, 2022. This addition to Salona Global is projected to add $6.6 million of revenue annually with gross profit margins of approximately 45%.

With over 50 years in business, DaMar currently serves the medical and consumer industries with precision plastics molding technology. The acquisition builds upon the Company's strategy to create a fully integrated global medical device company and adds precision plastics technology capabilities to the Company.

Update on Previously Announced Large Acquisition:

The Large Potential Acquisition is in the orthopedic and sports medicine market, with $26 million in estimated annual revenue and gross profit margins of approximately 30%, as previously announced by the Company on August 15, 2022.

– Conducting diligence and negotiating binding purchase agreement; post acquisition services contract to be negotiated in order to assure smooth transition.

– Defining plans for scaling back-office administration and designing sales and customer support systems for post-acquisition execution.

Highlights for the Quarter Ending August 30, 2022 (Q2)

• Actively negotiating additional alternative debt structures with parties in the US and Canada to optimize the capital structure of the deal for shareholders.

• Increased staff and implemented plan to scale back-office systems to integrate the acquisitions, including accounting and IT.

• Finalized integration plan for sales and customer support systems and hiring post-closing.

"We had an incredibly productive quarter as we prepare to add significant revenues to our already fast-growing business," said Salona Global's Executive Chairman Les Cross. "Our team has significant experience in acquiring and integrating companies and we are pleased to take the next step in growth with these planned acquisitions, which if closed, we project will increase our revenue on an annual run rate basis by nearly 80%, not including any post-acquisition organic growth. This quarter was dedicated to preparing our business for these deals. We aim to deliver strong future quarterly results once we close the acquisitions and put our integration and growth plan in place."

"First, we welcome the DaMar Plastics team to the Salona Global family," said CEO Luke Faulstick. "Plastics are an integral part of Salona Global's current business. Through vertical integration, we expect this acquisition will continue to improve our gross margins while further expanding our customer base, revenue streams, and bottom line. Second, as we have highlighted, we have made significant progress this quarter in our pre-integration plan for both of these acquisitions. We have assembled a team with deep experience integrating acquisitions into fast-growing companies, and we are pleased that we were able to mobilize our resources and focus on a quick and seamless integration of these deals. It will be rewarding to see the next two quarters' results reflect our hard work."

Details on DaMar Acquisition Closing:

The purchase is consistent with the terms of a binding agreement with DaMar Plastics announced on August 15, 2022. Under the announced terms, an indirect wholly owned subsidiary of Salona Global (the "Salona Global Buyer") has acquired DaMar Plastics, including net positive working capital and no long term debt, in consideration for US$3.2 million in cash and 1,576,609 common shares of the Salona Global Buyer, plus a contingent earn-out payment equal to 1.75 times EBITDA for the earn-out period, consisting of a combination of up to US$5.5 million in cash and up to 5,000,000 in shares of common stock of the Salona Global Buyer based on the performance of DaMar Plastics during the 12 month period ending February 28, 2024. The shares of Salona Global Buyer issued at closing and which may be issued in the earn-out payment are exchangeable into Class "A" non-voting Common shares of Salona Global on a one for one basis (the "Salona Class A Shares").  The Salona Class A Shares, have the same attributes as the Common Shares of Salona Global  ("Salona Common Shares"), except that the Salona  Class A Shares are not listed on the TSX Venture Exchange, do not carry the right to vote, and are convertible into Salona Common Shares on a one-for-one basis, subject to certain terms and conditions, including a provision prohibiting a holder from converting Salona Class A Shares for Salona Common Shares if it would result in such holder holding more than 9.9% of the Salona  Common Shares and/or such holder owning more than 500,000 Salona Common Shares.

Full financial results from the fiscal second quarter will be filed within the interim financial statements for the three and six months ended August 31, 2022, with the United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com, on or before October 17, 2022.

A new investor presentation will be available at the Company's website: https://www.salonaglobal.com/. For updates from Salona Global delivered directly to your inbox, signup at http://tinyurl.com/salonaglobalnewsletter

For more information please contact:

Luke Faulstick
Chief Executive Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition (including the acquisitions contemplated herein and the targets Salona Global is currently negotiating within its pipeline) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things, negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing any of the potential acquisitions disclosed herein; the financial results of the potential acquisition targets; the Company's expectations for the financial implications of the acquisitions; the Company closing on an additional term debt financing; the Company's revenue increasing by 80% if the three acquisitions disclosed herein all close. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company closing on all three acquisitions disclosed herein and any post-acquisition organic growth in order for the Company to achieve its stated revenue and earnings goals; ; negotiation and execution of definitive agreements; and closing conditions being satisfied or waived. Salona Global cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona Global operates; the ability of Salona Global to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona Global's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona Global is exposed; the failure of third parties to comply with their obligations to Salona Global or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona Global; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona Global's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona Global in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona Global does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

The securities referred to in this press release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements. This press release does not constitute an offer for sale of securities, nor a solicitation for offers to buy any securities. Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements.